Exhibit 99.1
FOR IMMEDIATE RELEASE

MEDIA RELATIONS	INVESTOR RELATIONS
Curt Ritter 212-492-8989	Susan Hyde 212-492-1151
critter@wpcarey.com	shyde@wpcarey.com
Media Kit: www.wpcarey.com/MediaKit
W. P. CAREY REPORTS THIRD QUARTER 2005 RESULTS
     NEW YORK, NY, November 1, 2005 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the three and nine-month periods ended September 30, 2005.
     W. P. Carey’s financial results for the three and nine-month periods of 2005 were lower than in the comparable periods of 2004, primarily as a result of fees earned from the merger of two of its managed affiliated real estate investment trusts (REITs) in 2004. In September 2004, W. P. Carey liquidated its managed affiliated REIT, Carey Institutional Properties (“CIP®”), through a merger with Corporate Property Associates 15, Incorporated (“CPA:15®”), which resulted in additional revenue of $42.1 million from incentive and subordinated disposition fees, additional revenue of $11.5 million in structuring fees and resulting increases in W. P. Carey’s net income, earnings per share, earnings from continuing operations, revenues, funds from operations and cash flows from operating activities. In addition, prior to the merger W.P. Carey acquired approximately $142 million of net leased properties from CIP®, income from which is reflected in the 2005 results.
QUARTERLY AND NINE-MONTH RESULTS
•	Net income for the three-month period was $14.3 million, as compared to $35.2 million during the similar period in 2004. Net income for the nine-month period was $37.1 million, as compared to $61.7 million during the similar period in 2004.

•	Diluted earnings per share (EPS) for the three-month period were $0.37, as compared to $0.90 during the same period in 2004. Diluted EPS for the nine-month period were $0.95, versus $1.59 for the same period in 2004.

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•	Earnings from continuing operations for the three-month period were $13.7 million, as compared to $39.4 million during the same period in 2004. For the nine-month period earnings from continuing operations were $41.4 million, as compared to $69.0 million for the similar period in 2004.

•	Total revenues for the three-month period were $40.2 million, as compared to $96.0 million for the same period in 2004. Total revenues for the nine-month period were $126.7 million, as compared to $179.7 million during the similar period in 2004. Excluding incentive, subordinated disposition and structuring fees of $53.6 million received in the CIP®-CPA:15® merger, revenues would have been $42.4 million and $126.1 million for the similar periods in 2004.

•	Funds from Operations (FFO), as per the attached schedule, which are calculated consistently with the Company’s prior FFO reporting, for the three-month period were $0.66 per diluted share, or $25.6 million, as compared to $1.54 per diluted share, or $60.0 million for the comparable period in 2004. FFO for the nine-month period were $1.90 per diluted share, or $74.3 million, as compared to $2.95 per diluted share, or $114.5 million for the similar period a year ago.

•	Cash Flows from Operating Activities for the nine-month period were $45.3 million, as compared to $108 million during the similar period in 2004.

•	For the third quarter of 2005, total investments made by the Company on behalf of its Corporate Property Associates funds were $153 million, as compared to $335 million during the third quarter of 2004. For the third quarter of 2005 international transactions accounted for $125 million of the total investment volume, as compared to $201 million during the same period in 2004. Total investments for the first nine months of 2005 were $780 million, as compared to $823 million for the comparable period in 2004. For the first nine months of 2005, international investments accounted for $426 million of this volume, as compared to $254 million for the similar period in 2004.

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•	The Board of Directors raised the cash dividend to $.448 per common share, from $.446 per common share, which was paid on October 15, 2005 to shareholders of record on September 30, 2005.
     Gordon F. DuGan, President and Chief Executive Officer of W. P. Carey & Co. LLC, said, “The effects of the merger of our affiliate Carey Institutional Properties with Corporate Property Associates 15 in September 2004, make comparison of our quarterly and nine-month results for 2005 and 2004 challenging. Nonetheless, it is worth noting that, excluding the fees received in that merger, revenues for the third quarter and first nine months of 2005 remained at similar levels for 2004. This reflects in part the growth in asset management fees which increased to $13.4 million in the third quarter of 2005 from $11.9 million in the year earlier period and which for the first nine months of 2005 increased to $38.9 million from $33.9 million for the comparable period of 2004. These increases reflect the significant growth in assets under management from approximately $5.2 billion in September 2004 to approximately $6 billion at the end of the third quarter of 2005.
     “In addition, a significant amount of structuring and asset management fees from our affiliate, CPA®16-Global, continues to be deferred. These deferred fees, which total $19.5 million to date, will generally not become payable until CPA®:16-Global achieves a cumulative non-compounded distribution return of 6.0%. While CPA®:16-Global is currently paying a 6.0% return, at present we estimate that achieving a cumulative 6.0% return is not likely to take place before late 2006.
     “We also continue to look for opportunities to take advantage of current market conditions in a number of areas. For example this past month we were able to place financing on several of our properties at a weighted average rate of 5.13%, for an average term of 9.2 years and used the proceeds of $45.9 million to pay down short-term debt. We anticipate adding a further $10.75 million of similar long-term debt financing in the near future.
     “Despite an increasingly competitive net lease market, our name brand, our flexibility and speed with which we are able to complete sale-leaseback transactions throughout the world remain our hallmark. We are pleased with the growth of our international investments and believe our continued success lies in our ability to balance attractive yield investments for our shareholders, while providing companies around the world with long-term financing solutions.”

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CONFERENCE CALL & WEBCAST

Please call at least 10 minutes prior to register for call.
Time:	Tuesday, November 1, 2005 11:00 am (ET)
Call-in number:	1-800-361-0912 (International) (913) 981-5559
Webcast:	www.wpcarey.com
Replay:	Available after 1:00 PM. Call 1-888-203-1112
(International) 719-457-0820 with the access code 8954603
W. P. CAREY & CO. LLC
     Founded in 1973, W. P. Carey & Co. LLC is a global investment firm concerned with assisting corporations with various forms of long-term financing. The Company also provides asset management services to the Corporate Property Associates (CPA®) series of income generating real estate funds. With $3.5 billion in equity capital, the W. P. Carey Group is one of the leading providers of net lease financing for corporate properties worldwide. The Group owns more than 680 commercial and industrial properties in 12 countries, representing over 95 million square feet, valued at more than $7.4 billion. www.wpcarey.com
     Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
(TABLES FOLLOW)
     This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for commercial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the company, reference is made to the company’s filings with the Securities and Exchange Commission.
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W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in thousands, except per share and share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Asset management income	$15,736	$16,053	$46,063	$45,748
Structuring fees	4,898	23,315	25,422	43,408
Rental income	13,640	11,552	40,576	32,927
Interest income from direct financing leases	3,870	3,882	11,573	11,515
Incentive and subordinated disposition fees from CIP merger	—	42,095	—	42,095
Other operating income	2,026	850	3,053	5,301
Revenue from other business operations	—	(1,767)	—	(1,336)

	40,170	95,980	126,687	179,658

Operating expenses:
General and administrative	(11,503)	(14,563)	(39,532)	(39,684)
Depreciation	(2,945)	(2,462)	(8,762)	(7,218)
Amortization	(2,203)	(4,485)	(6,609)	(7,870)
Property expenses	(2,549)	(843)	(5,844)	(4,080)
Impairment charges and loan losses	—	1,000	—	(1,800)

	(19,200)	(21,353)	(60,747)	(60,652)

Other income and expenses:
Other interest income	871	828	2,537	2,221
Income from equity investments	1,379	1,254	3,944	3,885
Minority interest in income	(572)	(1,175)	(1,971)	(1,340)
(Loss) gain on foreign currency transactions and other gains, net	(62)	163	(725)	569
Interest expense	(4,330)	(3,665)	(12,838)	(10,632)

	(2,714)	(2,595)	(9,053)	(5,297)

Earnings from continuing operations before income taxes	18,256	72,032	56,887	113,709
Provision for income taxes	(4,583)	(32,610)	(15,535)	(44,746)

Earnings from continuing operations	13,673	39,422	41,352	68,963

Discontinued operations:
Earnings from operations of discontinued properties	655	4,220	2,466	6,352
Gain on sale of real estate	—	12	9,119	12
Impairment charge on properties held for sale	—	(8,500)	(15,821)	(13,600)

Earnings (loss) from discontinued operations	655	(4,268)	(4,236)	(7,236)

Net income	$14,328	$35,154	$37,116	$61,727

Basic earnings per share:
Earnings from continuing operations	$.36	$1.05	$1.10	$1.84
Earnings (loss) from discontinued operations	.02	(.11)	(.11)	(.19)

Net income	$.38	$.94	$.99	$1.65

Diluted earnings per share:
Earnings from continuing operations	$.35	$1.01	$1.06	$1.78
Earnings (loss) from discontinued operations	.02	(.11)	(.11)	(.19)

Net income	$.37	$.90	$.95	$1.59

Dividends declared per share:	$.448	$.440	$1.338	$1.314

Weighted average shares outstanding:
Basic	37,727,008	37,472,823	37,663,712	37,398,280

Diluted	38,948,980	38,929,696	39,100,233	38,757,457

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands, except share amounts)

	Nine Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net income	$37,116	$61,727
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Loss from discontinued operations, including impairment charges and gain/loss on sale	4,236	7,236
Depreciation and amortization of intangible assets and deferred financing costs	15,805	12,858
Unrealized loss (gain) on foreign currency transactions and warrants	764	(144)
Minority interest in income	1,971	1,340
Straight-line rent adjustments	2,149	944
Equity income in excess of distributions	(11)	(457)
Gain on sale of investments	(96)	—
Realized loss (gain) on foreign currency transactions	59	(425)
Management income received in shares of affiliates	(22,905)	(15,243)
Costs paid by issuance of shares	147	124
Amortization of unearned compensation	3,041	2,947
Impairment charges and loan losses	—	1,800
Tax charge — share incentive plans	465	2,906
Deferred income taxes	1,466	8,933
(Decrease) increase in accrued taxes payable	(3,909)	20,901
Increase in structuring fees receivable	(5,170)	(14,780)
Deferred acquisition fees received	8,961	5,978
Net change in other operating assets and liabilities	(2,131)	1,559

Net cash provided by continuing operations	41,958	98,204
Net cash provided by discontinued operations	3,334	9,756

Net cash provided by operating activities	45,292	107,960

Cash flows from investing activities:
Distributions received from equity investments in excess of equity income	4,661	5,852
Purchases of real estate and equity investments	—	(115,522)
Proceeds from sale of property and investments	32,591	4,430
Release of funds from escrow in connection with the sale of a property	—	7,185
Capital expenditures	(1,295)	(1,498)
Purchase of investment	(465)	—
Payment of deferred acquisition fees to affiliate	(524)	(524)

Net cash provided by (used in) investing activities	34,968	(100,077)

Cash flows from financing activities:
Proceeds from credit facility	60,000	135,000
Proceeds from mortgage note substitution	104	—
Scheduled payments of mortgage principal	(6,933)	(6,882)
Prepayments of mortgage principal and credit facility	(88,893)	(86,962)
Payment of financing costs	(1,322)	(1,262)
Distributions to minority interests	(355)	(1,101)
Dividends paid	(50,101)	(48,614)
Proceeds from issuance of shares	3,529	3,662
Retirement of shares	—	(2,543)

Net cash used in financing activities	(83,971)	(8,702)

Effect of exchange rate changes on cash	(628)	(386)

Net decrease in cash and cash equivalents	(4,339)	(1,205)
Cash and cash equivalents, beginning of period	16,715	24,359

Cash and cash equivalents, end of period	$12,376	$23,154

W. P. CAREY & CO. LLC
Funds From Operations
(in thousands except per share and share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net income	$14,328	$35,154	$37,116	$61,727
Gain on sale of real estate	—	(12)	(9,119)	(12)
Funds from operations of equity investees in excess of equity income	2,690	1,815	7,525	4,909
Depreciation, amortization, deferred taxes and other noncash charges	7,957	15,381	20,698	31,981
Funds from operations applicable to minority investees in excess of minority income	(193)	(184)	(419)	(468)
Straight-line rents	824	330	2,702	931
Impairment charges and loan losses	—	7,500	15,821	15,400

Funds from operations	$25,606	$59,984	$74,324	$114,468

Per Share Reconciliation:

Diluted net income per share	$0.37	$0.90	$0.95	$1.59
Plus: Gain on sale of real estate	—	—	(0.23)	—
Plus: Funds from operations of equity investees in excess of equity income, net of minority interest	0.06	0.04	0.18	0.11
Plus: Depreciation and amortization, deferred taxes, straight-line rents and other noncash charges	0.23	0.40	0.60	0.85
Plus: Impairment charges and loan losses	—	0.20	0.40	0.40

Diluted funds from operations per share	$0.66	$1.54	$1.90	$2.95

Diluted weighted average shares outstanding	38,948,980	38,929,696	39,100,233	38,757,457

NON-GAAP FINANCIAL DISCLOSURE
W. P. Carey’s third quarter 2005 earnings press release and the aforementioned financials contain references to W. P. Carey’s definition of funds from operations (FFO), which is a non-GAAP financial measure. The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations as net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. W. P. Carey calculates its FFO in accordance with this definition and then makes adjustments to add back certain non-cash charges to earnings, such as the amortization of intangibles, stock compensation and impairment charges on real estate, resulting in its FFO. W. P. Carey considers its definition of FFO to be an appropriate supplemental measure of operating performance because, by excluding these non-cash charges, it can be a helpful tool to assist in the comparison of the operating performance of W. P. Carey’s real estate between periods, or as compared to different companies. W. P. Carey’s definition of FFO should not be considered as an alternative to net income as an indication of its operating performance or to net cash provided by operating activities as a measure of its liquidity. FFO and adjusted FFO disclosed by other REITs may not be comparable to W. P. Carey’s FFO calculation. Please see the following tables for a reconciliation of W. P. Carey’s FFO to net income.